     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2001
                                                   REGISTRATION NO. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                              U.S. CONCRETE, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                 2925 BRIARPARK, SUITE 500                       76-0586680
(State or other jurisdiction of                      HOUSTON, TEXAS                           (I.R.S. Employer
incorporation or organization)          (Address of Principal Executive Offices)             Identification No.)
                                                         77042
                                                       (Zip Code)

-------------------------------------------------------------------------------
              2001 EMPLOYEE INCENTIVE PLAN OF U.S. CONCRETE, INC.
                           (Full title of the plan)
-------------------------------------------------------------------------------

                              EUGENE P. MARTINEAU
                            CHIEF EXECUTIVE OFFICER
                              U.S. CONCRETE, INC.
                           2925 BRIARPARK, SUITE 500
                             HOUSTON, TEXAS  77042
                    (Name and address of agent for service)

                                 (713) 499-6200
                              FAX:  (713) 499-6201
                    (Telephone number, including area code,
                             of agent for service)

                                    copy to:
                               TED W. PARIS, ESQ.
                               BAKER BOTTS L.L.P.
                              3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234
                              FAX: (713) 229-1522

                        CALCULATION OF REGISTRATION FEE

          Title of                   Amount              Proposed Maximum         Proposed Maximum         Amount of
      Securities to be                to be             Offering Price Per       Aggregate Offering       Registration
         Registered                Registered                Share(1)                 Price(1)                Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock (par value
 $.001 per share)(2)........         1,100,000                  $7.97                 $8,767,000             $2,191.75
========================================================================================================================

 (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock of U.S. Concrete, Inc. quoted on the Nasdaq National Market on May 7, 2001.
 (2) Includes the associated rights to purchase preferred stock.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the SEC or its staff a copy or copies of all of the documents included in that file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

  This Registration Statement incorporates herein by reference the following documents, which have been filed with the SEC by U.S. Concrete, Inc., a Delaware corporation, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          1. U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2000;

          2. The description of U.S. Concrete's Common Stock, par value $.001 per share ("Common Stock"), contained in U.S. Concrete's Registration Statement on Form 8-A, as filed with the SEC on May 11, 1999; and

          3. The description of the Rights to Purchase Series A Junior Participating Preferred Stock of U.S. Concrete contained in U.S. Concrete's Registration Statement on Form 8-A, as filed with the SEC on May 11, 1999.

  Each document filed by U.S. Concrete pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

 Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

 Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify that director or officer against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

  Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Certificate of Incorporation and Bylaws

 Article Seventh of U.S. Concrete's restated certificate of incorporation states that:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders of monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eighth shall not eliminate or limit the liability of a director to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  In addition, Article VI of U.S. Concrete's amended and restated bylaws further provides that U.S. Concrete shall indemnify its officers, directors and employees to the fullest extent permitted by applicable law.

Indemnification Agreements and Insurance

  U.S. Concrete has entered into indemnification agreements with each of its executive officers and directors. These indemnification agreements generally provide U.S. Concrete's directors and executive officers with contractual rights of indemnification to the same extent provided by Section 145 of the Delaware General Corporation Law and Article VI of U.S. Concrete's amended and restated bylaws.

  Agreements U.S. Concrete may enter into with underwriters, dealers and agents who participate in the distribution of U.S. concrete's securities may contain provisions relating to the indemnification of U.S. Concrete's officers and directors.

  U.S. Concrete also maintains directors' and officers' liability insurance for its directors and officers that protects them from certain losses arising from claims or charges made against them in their capacities as directors or officers of U.S. Concrete.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

 Not Applicable.

ITEM 8.      EXHIBITS

  The following documents are filed as a part of this registration statement or incorporated by reference herein:

 Exhibit
   No.                                   Description
      4.1*   --      Restated Certificate of Incorporation of U.S. Concrete
                     (incorporated by reference to Exhibit 3.1 to U.S.
                     Concrete's Registration Statement on Form S-1 (Registration
                     No. 333-74855)).

      4.2*   --      Amended and Restated Bylaws of U.S. Concrete (incorporated by reference to Exhibit 3.2 to U.S. Concrete's Form 10-Q for the quarter ended September 30, 2000 (File No. 000-
                     26025)).

      4.3*   --      Form of Certificate representing Common Stock of U.S.
                     Concrete (incorporated by reference to Exhibit 4.1 to U.S.
                     Concrete's Registration Statement on Form S-1 (Registration
                     No. 333-74855)).

      4.4*   --      Rights Agreement by and between U.S. Concrete and American
                     Stock Transfer & Trust Company, including the form of
                     Rights Certificate attached as Exhibit B thereto
                     (incorporated by reference to Exhibit 4.4 to U.S.
                     Concrete's Registration Statement on Form S-1 (Registration
                     No. 333-74855)).

      4.5*   --      Certificate of Designations of Series A Junior
                     Participating Preferred Stock of U.S. Concrete
                     (incorporated by reference to Exhibit 4.5 to U.S.
                     Concrete's Registration Statement on Form S-3 (Registration
                     No. 333-42860)).

       4.6   --      2001 Employee Incentive Plan of U.S. Concrete, Inc.

       5.1   --      Opinion of Baker Botts L.L.P.

      23.1   --      Consent of Arthur Andersen LLP.

      23.2   --      Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

      24.1   --      Powers of Attorney (included on the signature pages
                     hereof).

__________________

* Incorporated herein by reference as indicated.

ITEM 9.  UNDERTAKINGS

 (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

 provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
 (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of May, 2001.

                              U.S. CONCRETE, INC.



                              By:  /s/ Eugene P. Martineau
                                   -------------------------------------
                                   Eugene P. Martineau
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Eugene P. Martineau, Michael W. Harlan and Donald C. Wayne, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of May, 2001.


Signature                                              Title




   /s/ Eugene P. Martineau                 President and Chief Executive Officer
-------------------------------------      and Director (Principal Executive
   Eugene P. Martineau                     Officer)


   /s/ Michael W. Harlan                   Senior Vice President and
-------------------------------------      Chief Financial Officer and Director
   Michael W. Harlan                       (Principal Financial Officer)


   /s/ Charles W. Sommer                   Vice President and Controller
-------------------------------------      (Principal Accounting Officer)
   Charles W. Sommer

   /s/ Vincent D. Foster                   Director
------------------------------------
   Vincent D. Foster


   /s/ John R. Colson                      Director
------------------------------------
   John R. Colson


   /s/ Peter T. Dameris                    Director
------------------------------------
   Peter T. Dameris


   /s/ William T. Albanese                 Director
------------------------------------
   William T. Albanese


   /s/ Michael D. Mitschele                Director
------------------------------------
   Michael D. Mitschele


   /s/ Murray S. Simpson                   Director
------------------------------------
   Murray S. Simpson


   /s/ Neil J. Vannucci                    Director
------------------------------------
   Neil J. Vannucci


   /s/ Robert S. Walker                    Director
------------------------------------
   Robert S. Walker

                                 EXHIBIT INDEX


 Exhibit
   No.                               Description
----------                           -----------

  4.1*   --      Restated Certificate of Incorporation of U.S. Concrete
                 (incorporated by reference to Exhibit 3.1 to U.S. Concrete's
                 Registration Statement on Form S-1 (Registration No. 333-
                 74855)).

  4.2*   --      Amended and Restated Bylaws of U.S. Concrete (incorporated by reference to Exhibit 3.2 to U.S. Concrete's Form 10-Q for the quarter ended September 30, 2000 (File No. 000-26025)).

  4.3*   --      Form of Certificate representing Common Stock of U.S. Concrete
                 (incorporated by reference to Exhibit 4.1 to U.S. Concrete's
                 Registration Statement on Form S-1 (Registration No. 333-
                 74855)).

  4.4*   --      Rights Agreement by and between U.S. Concrete and American
                 Stock Transfer & Trust Company, including the form of Rights
                 Certificate attached as Exhibit B thereto (incorporated by reference to Exhibit 4.4 to U.S. Concrete's Registration
                 Statement on Form S-1 (Registration No. 333-74855)).

  4.5*   --      Certificate of Designations of Series A Junior Participating
                 Preferred Stock of U.S. Concrete (incorporated by reference to
                 Exhibit 4.5 to U.S. Concrete's Registration Statement on Form
                 S-3 (Registration No. 333-42860)).

   4.6   --      2001 Employee Incentive Plan of U.S. Concrete, Inc.

   5.1   --      Opinion of Baker Botts L.L.P.

  23.1   --      Consent of Arthur Andersen LLP.

  23.2   --      Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

  24.1   --      Powers of Attorney (included on the signature pages hereof)

_____________________

*      Incorporated herein by reference as indicated.